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                                                                    EXHIBIT 4(d)



                             [FORM OF] NOTE AGREEMENT (this "Note") made
                    as of         , 199[ ], between MORGAN GUARANTY TRUST
                    COMPANY OF NEW YORK, a trust company with full banking powers organized under the laws of the State of New York (the "Bank") and FIRST TRUST OF NEW YORK, NATIONAL ASSOCIATION, as Property Trustee (the "Property Trustee") of J.P. MORGAN INDEX FUNDING COMPANY I, a Delaware statutory business trust (the "Trust").


            WHEREAS, the Trust has issued and sold certain of its common trust securities (the "Common Securities") and certain of its preferred trust securities (the "Preferred Securities") having an aggregate initial principal amount of [ ] and bearing interest at a rate of [ %] per annum, and with such rights, preferences, privileges, limitations and restrictions as are set forth
in a declaration supplement dated            , 199 (the "Declaration
Supplement") to that certain Amended and Restated Declaration of Trust dated as of October 10, 1997 (as amended, the "Declaration") among the Sponsor, the Regular Trustees, the Property Trustee, the Delaware Trustee and the holders from time to time of securities of the Trust, providing for the issuance of such series of Preferred Securities and related Common Securities; and

            WHEREAS, the Trust desires to loan the proceeds of such issuance and sale of Preferred Securities and Common Securities (collectively, the "Related Securities") to the Bank on the terms and conditions set forth herein, which terms and conditions shall substantially mirror the Trust's obligations under the Related Securities.


            NOW, THEREFORE, in consideration of the loan of such proceeds, which the Bank hereby acknowledges to be adequate and sufficient, the Bank executes and delivers this Note for the benefit of the Property Trustee on behalf of the holders from time to time of the Related Securities.


            1. General. (a) This Note is a duly authorized debt security of the
Bank, designated as its [ ]% Note Due [     ,    ] (the "Stated Maturity") in an
initial principal amount of $[ ].
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            (b) THIS NOTE IS NOT A DEPOSIT INSURED BY THE FEDERAL DEPOSIT
INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

            (c) This Note is non-transferable and shall be registered in the name of First Trust of New York, National Association, as Property Trustee, for the benefit of the holders from time to time of the Related Securities. The Property Trustee may (to the fullest extent permitted by applicable laws) be treated at all times, by all persons and for all purposes as the absolute owner of this Note regardless of any notice of ownership, theft or loss or of any writing thereon.

            2. Payments and Paying Agencies. (a) The amount of principal payable at any time upon any redemption or at the Stated Maturity of this Note, as applicable, shall be the aggregate outstanding principal amount payable at the applicable time with respect to all Related Securities the proceeds of the sale of which were loaned to the Bank in consideration of this Note, determined in accordance with the Declaration Supplement relating thereto, attached hereto as Annex I.

            (b) Interest shall accrue on this Note at a rate of [ ]% per annum and shall be payable at the dates (each such date, an "Interest Payment Date") and times set forth in the Declaration Supplement attached hereto as Annex I, subject to the terms and conditions contained therein.

            (c) The Bank hereby promises to pay all amounts referred to in paragraphs (a) and (b) of this Section 2 when and as the corresponding amounts are due and payable by the Trust to the holders of Related Securities pursuant to the terms thereof. Principal of this Note will be payable against surrender of this Note, and interest will be payable at the office of the Paying Agent (as defined in the Declaration) located at 100 Wall Street, New York, New York 10005, Attention: Corporate Trust Administration.

            3. Redemption. This Note matures on the Stated Maturity and will be subject to redemption prior to maturity as described below.

            The Trust shall have the right to put the principal amount of this Note for redemption prior to each [ ] of each year prior to the Stated Maturity in an aggregate principal amount sufficient to allow the Trust to pay to any or all of the holders of the Preferred Securities who have exercised their right to redeem the Preferred Securities and, if applicable, a pro rata portion of the
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related Common Securities, an amount equal to the Early Redemption Value (as defined in the Prospectus Supplement described below) plus accrued and unpaid dividends on such Related Securities to but excluding the date of redemption. In addition, within 90 days following the occurrence and during the continuance of certain tax-related events (a "Tax Event") or events related to the Investment Company Act of 1940, as amended (an "Investment Company Event", and together with a Tax Event, a "Special Event"), the Bank shall have the right to redeem this Note in whole or in an amount sufficient to cause the discontinuance of such Special Event, in either case in cash, or, in the case of a Tax Event, to allow this Note to remain outstanding and to indemnify the Trust for any taxes payable by the Trust as a result of such Tax Event. In the event that the Bank shall redeem this Note in whole or in part, the Trust will redeem a principal amount of the Preferred Securities and the related Common Securities equal to the principal amount of this Note so redeemed. If a Tax Event shall have occurred and be continuing and J.P. Morgan & Co. Incorporated ("J.P. Morgan") shall have elected to direct the Bank to allow this Note to remain outstanding and provided that the Trust shall received indemnification by J.P. Morgan for all taxes payable by the Trust as a result of such Tax Event, then the Trust may allow the Preferred Securities and the related Common Securities to remain outstanding. Notwithstanding the foregoing, if there is available to the Trust the opportunity to eliminate, within such 90-day period, the Special Event by taking some ministerial action, such as filing a form or making an election, or pursuing some other similar reasonable measure, that has no adverse effect on the Trust, J.P. Morgan, the Bank or the holders of the Preferred Securities, the Trust will pursue such measure in lieu of redemption; provided that the Bank shall have no right to redeem this Note while the Trust is pursuing any such ministerial action or reasonable measure unless the Special Event shall not have been so eliminated by the 85th day following the occurrence thereof, in which case J.P. Morgan shall be permitted to direct the Bank to provide, and the Bank shall be permitted to so provide, notice to the Trust of the redemption of this Note. The parties hereto agree that the terms Tax Event and Investment Company Event shall have the meanings assigned to such terms in the Prospectus Supplement dated [ ], 199[ ] (the "Prospectus Supplement") relating to the Preferred Securities and filed with the Securities and Exchange Commission (the "SEC") to the Prospectus dated [ ], 199[ ] and filed with the SEC (Registration Nos. 333-01121 and 333-01121-01) and that such definitions are hereby
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incorporated herein by reference and made a part of this Note.

            In the event of a Market Disruption Event (as defined in the Prospectus Supplement and incorporated herein by reference), under certain circumstances, payment of the Redemption Value (as defined in the Prospectus Supplement) to the holder of the Preferred Securities could be delayed for an indefinite period, in which case no interest or dividends on the Preferred Securities will accrue or be payable thereon beyond the Stated Maturity. If such circumstances occur, the Stated Maturity of this Note would be similarly delayed and no interest will be payable on this Note beyond the Stated Maturity.

            4. The indebtedness evidenced by this Note, including the principal and interest, is pari passu with all unsecured, unsubordinated creditors of the Bank.

            The holder of this Note by its acceptance hereof agrees to and shall be bound by the provisions of this paragraph 4.

            5. Events of Default. The occurrence of any of the following events shall constitute an event of default (herein referred to as an "Event of Default") hereunder with respect to this Note:

            (a) default in the payment of any interest on this Note as and when the same shall become due and payable, which default continues for a period of 30 days; or

            (b) default in the due and punctual payment of the principal of this Note as and when the same shall become due and payable; or

            (c) default on the part of the Bank in the performance of any other of the covenants or agreements on its part in this Note or in the Fiscal and Paying Agency Agreement dated April 22, 1991, which default continues for a period of 90 days after the date on which written notice, by registered or certified mail, of such failure requiring the Bank to remedy the same shall have been received by the Bank from the Trust specifying such failure and requiring the same to be remedied and stating that such is a "notice of default" hereunder; or

            (d) decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator or
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      receiver or liquidator in any insolvency proceedings, readjustment of debt, marshalling of assets and liabilities or similar proceedings of the Bank or of all or substantially all of its property, or for the winding-up or liquidation of its affairs, shall have been entered, and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

            (e) the Bank shall have consented to the appointment of a conservator or receiver or liquidator, in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of the Bank or of all or substantially all of its property; or

            (f) the Bank shall have filed a petition to take advantage of any applicable insolvency or reorganization statute or voluntarily generally suspended payment of its obligations.

            In case one or more of the Events of Default specified above shall have occurred and be continuing with respect to this Note, then and in each and every such case, unless all the principal of this Note is due and payable immediately, upon the declaration of the Trust the same shall become and shall be immediately due and payable, anything contained in this Note to the contrary notwithstanding. In case the Trust shall have proceeded to enforce any right as set forth herein and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Trust, then and in every such case the Bank and the Trust shall be restored to their respective several positions and rights hereunder, and all rights, remedies and powers of the Bank and the Trust shall continue as though no such proceeding had been taken.

            The Trust shall be entitled to file such proof of claim, claim, petition or other document as may be necessary or advisable in order to have the claims of such holder allowed in any insolvency proceedings, receivership, conservatorship, reorganization, readjustment of debt, marshalling of assets and liabilities, liquidation, winding-up or other similar proceedings of the Bank as a whole or affecting its property.

            6. Certain Covenants of the Bank. The Bank hereby agrees that, for so long as this Note shall remain outstanding:
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            (a) The Bank will maintain an office or agency in the Borough of
      Manhattan, The City of New York, where this Note may be presented for payment and notices and demands to or upon the Bank in respect of this Note may be served; and

            (b) The Bank will not merge or consolidate with or sell or convey all or substantially all of its assets as an entirety to any other corporation or association, unless (i) either (A) the Bank shall be the surviving corporation in the case of a merger or (B) the surviving, resulting or transferee corporation or association (the "successor corporation") shall expressly assume the due and punctual payment of the principal of and interest on this Note, according to its tenor and the due and punctual performance of all of the covenants and obligations of the Bank under this Note and (ii) the Bank or such successor corporation, as the case may be, shall not, immediately after such merger, consolidation, sale or conveyance, be in default in the performance of any covenants or obligations of the Bank under this Note.

            Upon any merger, consolidation, sale or conveyance as provided above, the successor corporation shall succeed to and be substituted for, and may exercise every right and power of and be subject to all the obligations of the Bank under this Note with the same effect as if the successor corporation had been named as the Bank herein and, in the case of any such sale or conveyance of assets, the Bank shall be released from its liability as obligor under this Note.

            7. Replacement of Note. (a) In case this Note shall become mutilated, defaced or be apparently destroyed, lost or stolen, the Bank shall execute and the office of the Paying Agent shall authenticate and deliver a new
Note in exchange and substitution for the mutilated or defaced Note, or in lieu and in substitution for the apparently destroyed, lost or stolen Note. In every such case the Trust shall furnish to the Paying Agent such security or indemnity as may be required by them to indemnify and defend and to save each of them and any agent of the Paying Agent harmless and, in every case of destruction, loss or theft evidence to their satisfaction of the apparent destruction, loss or theft of such Note and of the ownership thereof. Upon the issuance of any substitute Note, Paying Agent may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith.
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            8. Modifications and Amendments; Waiver. Modifications and
amendments to these Terms and Conditions may be made without the consent of the holders of the Preferred Securities, to: (1) evidence succession of another corporation or association to the Bank and the assumption by such a party of the obligations of the Bank under this Note in the event in the event of a merger, consolidation or sale of assets in accordance with the terms hereof; (2) add further covenants, restrictions or conditions for the protection of holders of this Note; (3) reduce or increase the principal amount hereof solely with respect to the portion of this Note relating to the Common Securities of the Trust; or (4) cure ambiguities or correct this Note in case of defects or inconsistencies in the provisions hereof or supplement this Note with other provisions, so long as any such cure, correction or supplement does not adversely affect the interest of the holder of this Note in any material respect. The Bank and the Property Trustee may, with the consent of the holders of not less than a majority in principal amount of the outstanding Preferred Securities, enter into written modifications to this Note; provided, that no such amendment may, without the consent of the all holders of all Preferred Securities, (1) reduce the amount of Preferred Securities the holders of which must consent to any amendment, supplement or waiver of this Note, (2) extend the final maturity of this Note, or reduce the rate or extend the time of payment of interest hereon, or reduce the principal amount hereof (except as provided in the previous sentence), (3) alter the method of calculation of the amount paid at final maturity hereof or (4) make the principal hereof or interest hereon payable in any coin or currency other than that provided in this Note. Any modifications or amendments to these Terms and Conditions as provided in the clauses above will be conclusive and binding on the holder of this Note, whether or not its has given consent.

            No provision of this Note shall alter or impair the obligation of the Bank, which is absolute and unconditional, to pay the principal of and interest on this Note at the places, at the respective times, at the rate and in the coin or currency herein prescribed.

            9. Non-business Days; Calculation of Interest. (a) In any case where the date of maturity of the principal of or payment of interest on this Note shall be, in the Borough of Manhattan, The City of New York, a Saturday, a Sunday, a legal holiday or a day on which banking institutions are authorized or obligated by law to close, then payment of principal or interest on this Note need not be made on such date at such place but may be made on the next succeeding day which, in the Borough of Manhattan, The
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City of New York, is not a Saturday, a Sunday, a legal holiday or a day on which banking institutions are authorized or obligated by law to close, with the same force and effect as if made on the date of maturity of the principal of, or any applicable Interest Payment Date with respect to, this Note, and no interest shall accrue for the period after such date.

            (b) Interest shall be calculated on the basis of 360-day year of twelve 30-day months.

            10. Governing Law. This Note shall be construed in accordance with and governed by the laws of the State of New York.

            11. Descriptive Headings. The descriptive headings appearing in these Terms and Conditions are for the convenience of reference only and shall not alter, limit or define the provisions hereof.


            IN WITNESS WHEREOF, this Note Agreement is executed and delivered as of the date first above written.


                                    MORGAN GUARANTY TRUST COMPANY
                                    OF NEW YORK,


                                    by:______________________
                                       Name:
                                       Title:


                                    FIRST TRUST OF NEW YORK,
                                    NATIONAL ASSOCIATION, as
                                    Property Trustee,


                                    by:______________________
                                       Name:
                                       Title: